EXHIBIT 10.1
                                                                  EXECUTION COPY


                                    AGREEMENT
                                       AND
                                 PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, (hereinafter referred to as the "Agreement") is made and entered into as of this 16th day of October, 2002 by and between SILVER KEY MINING COMPANY, INC., a Nevada corporation (hereinafter referred to as "SKM"), the stockholders of SKM listed on the signature page (collectively, the "Principal Stockholders"), HEALTHCARE QUALITY SOLUTIONS, INC., a Florida corporation and wholly-owned subsidiary of SKM ("HQS"), and PROVIDER ACQUISITION, LLC, a Florida limited liability company (hereinafter referred to as "PAL").

                                    RECITALS

         WHEREAS, SKM and PAL desire to merge PAL with and into HQS, whereby HQS shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction shall qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code (the "IRC");

         WHEREAS, in furtherance of such combination, each of the Boards of Directors of SKM and HQS, and the Manager of PAL have each approved the merger of PAL with and into HQS (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with Section 92A.100 of the Nevada Revised Statutes ("NRS") in the case of SKM, Section 607.1108 of the Florida Business Corporation Act (the "FBCA"), in the case of HQS, and Section 608.438 of the Florida Limited Liability Company Act (the "FLLCA") in the case of PAL.

         WHEREAS SKM presently has, issued and outstanding, a total of 1,500,000 shares of its common stock, par value $0.001 per share ("SKM Common Stock") and has no other Equity Securities (as defined herein) issued and outstanding; and

         WHEREAS, the members of PAL (individually a "Member" and collectively the "Members") desire to exchange all of their membership interests in PAL (the "Membership Interests") for Two Million One Hundred and Forty Two Thousand Eight Hundred and Fifty Seven (2,142,857) shares of SKM Common Stock representing approximately 58.8% of the total issued and outstanding SKM Common Stock on a fully diluted basis and in the respective amounts set forth in Schedule 1.2 hereto.

         WHEREAS, the parties hereto desire to reorganize, pursuant to Section 368(a)(1)(A) of the IRC, the operations of SKM and HQS.

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         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I

         SECTION 1.1 (a) Merger and Plan of Reorganization. At the Effective Time (as defined in Section 1.1(b) hereof), and subject to and upon the terms and conditions of this Agreement, the FBCA and the FLLCA , PAL shall be merged with and into HQS, the separate corporate existence of PAL shall cease, and HQS shall continue as the surviving corporation and shall remain a wholly-owned subsidiary of SKM. HQS after the Effective Time is sometimes referred to herein as the "Surviving Corporation". As consideration for their agreement to surrender their Membership Interests and to approve the Merger, the Members shall receive an aggregate of Two Million One Hundred and Forty Two Thousand Eight Hundred and Fifty Seven (2,142,857) shares of shares of authorized but previously unissued SKM Common Stock (the "Merger Shares"), on a pro rata basis determined by multiplying the Membership Interests held by each Member by
0.74606 (the "Conversion Ratio").

                  (b) The Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VII, VIII and IX hereof, the parties hereto shall cause the merger to be consummated by filing the Articles of Merger as contemplated by Section 607.1109 of the FBCA ("the "Certificate of Merger") and the Articles of Merger as contemplated by Section
608.4382 of the FLLCA (the "Articles of Merger"), together with any required related documents, with the appropriate administrator, as indicated in the FBCA and the FLLCA, in such form as required by, and executed in accordance with the relevant provision of, the FBCA and the FLLCA. The Merger shall be effective at the time indicated in such Certificate of Merger and Articles of Merger (the "Effective Time").

         SECTION 1.2 Issuance of Merger Shares.

                  (a) At the Closing, SKM shall cause to be issued and delivered to the Members or their designees, stock certificates evidencing their ownership of the Merger Shares in the amounts set forth in Schedule 1.2 hereto.

                  (b) The Merger Shares to be issued hereunder are deemed "restricted securities" as defined by Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the recipients shall represent, in writing to SKM prior to the issuance of share certificates representing the Merger Shares, that (i) they are acquiring the Merger Shares for investment purposes only and without the intent to make a further distribution of the Merger Shares,
(ii) they are each an accredited investor within the meaning of Rule 501(a) under the Securities Act, or, if not such an accredited investor, has, alone or together with a purchaser representative within the meaning of Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in securities in general and of an investment in SKM in particular, (iii) they are aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, and (iv) they have been given the

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opportunity to ask questions of, and receive answers from, the officers of SKM regarding SKM, its current and proposed business operations and the SKM Common Stock, and the officers of SKM have made available to such stockholder all documents and information that such stockholder has requested relating to an investment in SKM. In addition, in the case of all of the Members, other than Stanford Venture Capital Holdings, Inc. ("SVCH"), as a condition of and prior to the issuance to such Members of certificates representing the Merger Shares, such Members shall execute and deliver to SKM a Lock-Up Agreement substantially in the form of Exhibit 1.2(b) attached hereto (the "Lock-Up Agreement").

                  (c) All Merger Shares to be issued under the terms of this Agreement shall be issued pursuant to exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the restricted Merger Shares shall bear the following, or similar legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                  In addition, the certificates representing the Merger Shares to be issued to all recipients, other than SVCH, shall bear the following legend:

                  The Shares represented by this certificate are subject to certain restrictions on transfer and certain restrictions on the sale of such Shares contained in that certain Lock Up Agreement dated as of October 22, 2002 entered into by and between the Company and the Holder hereof. A copy of such Agreement will be furnished without charge by the Company to the Holder hereof upon written request.

         SECTION 1.3 Effects of the Merger.

                  (a) Certificate of Incorporation. The Articles of Incorporation of HQS, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

                  (b) By-Laws. The By-laws of HQS, as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation

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and thereafter may be amended or repealed in accordance with their terms or the
Articles of Incorporation of the Surviving Corporation and as provided by applicable law.

                  (c) Directors of Surviving Corporation. The directors of the Surviving Corporation immediately after Closing shall be Mr. Steven Katz, Ms. Batsheva Schreiver and Mr. Brian M. Milvain, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (d) Officers. The sole officer of the Surviving Corporation immediately after the Closing shall be Brian M. Milvain, who shall serve as President until the earlier of his resignation or removal or until his successor is duly appointed and qualified, as the case may be.

                  (e) Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free exchange pursuant to Section 351 of the IRC. No party shall take any action or fail to take any action that would adversely affect the treatment of the Merger as a tax-free exchange.

         SECTION 1.4 Closing. Unless this Agreement shall have been terminated pursuant to Section X, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles VII, VIII and IX hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Adorno & Yoss, at 2601 S. Bayshore Drive, Miami, Florida 33133, on October 22, 2002, or (ii) at such other time, date or place as PAL and HQS may mutually agree.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                     SKM, HQS AND THE PRINCIPAL STOCKHOLDERS

         As an inducement of PAL to enter into this Agreement, SKM, HQS and each Principal Stockholder hereby makes jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties (in the case of the Principal Stockholders, the best of their Knowledge, as hereinafter defined) to PAL and the Members.

         SECTION 2.1 Organization of SKM. SKM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. SKM is a shell company with no assets or business operations. Schedule 2.1 contains a complete and accurate list for SKM and HQS of their jurisdictions of incorporation and other jurisdictions in which they are qualified to do business. SKM, HQS and the Principal Stockholders have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby, and have taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. This Agreement upon its execution and

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delivery, is the legal, valid and binding obligation of SKM, HQS and the
Principal Stockholders enforceable against SKM, HQS and the Principal Stockholders in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         HQS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) HQS owns any of the outstanding stock or other interests, or (ii) HQS may be deemed to be in control.

         SECTION 2.2 Capitalization of SKM.

                  (a) The authorized capital stock of SKM consists of Twenty Million (20,000,000) shares of Common Stock, par value $0.001 per share, of which One Million Five Hundred Thousand (1,500,000) shares of SKM Common Stock are and will be issued and outstanding as of the Closing, and Five Million (5,000,000) shares of undesignated preferred stock, par value $0.001 per share, none of which are or at the Closing will be issued and outstanding. Schedule 2.2(a) contains a complete and accurate stockholder list of SKM showing all SKM capital stock issued and outstanding as of the date hereof. All shares of SKM Common Stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. There are no options, warrants, rights, calls, commitments or agreements of any character obligating SKM to issue any shares of its capital stock or other securities or any security representing the right to purchase or otherwise receive any such stock or other securities. The Merger Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

                  (b) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of SKM Common Stock or the merger or consolidation of SKM with or into any other entity. SKM is not under any obligation under any agreement to register any of its securities under federal or state securities laws, except as set forth in the Registration Rights Agreement contemplated hereby.

                  (c) With the exception of HQS, there are no corporations or other entities with respect to which (i) SKM owns any of the outstanding stock or other interests, or (ii) SKM may be deemed to be in control.

                  (d) There are no agreements among stockholders of SKM, or otherwise, voting trusts, proxies or other agreements or understanding of any character, whether written or oral, with respect to or concerning the purchase, sale, transfer or voting of the SKM Common Stock or any other security of SKM.

                  (e) Except as set forth in Section 6.5 hereof, none of SKM, HQS or any Principal Stockholders have any legal obligations, absolute or

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contingent, to any other person or entity to sell the assets or to sell any capital stock or any other security of SKM or HQS or to effect any merger, consolidation or other reorganization of SKM or HQS or to enter into any agreement with respect thereto, except pursuant to this Agreement.

         There are one thousand (1,000) shares of common stock, $0.01 par value per share, (the "HQS Stock") of HQS authorized, which are all outstanding and held by SKM. The HQS Stock was validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, HQS's Articles of Incorporation or By-laws or any contract. There is no outstanding vote, plan, pending proposal or right of any person or entity to cover any redemption of the HQS Stock as to the merger or consolidation of HQS with or into any other entity, except as contemplated hereby. HQS holds no assets and conducts no business, except as contemplated hereby.

         SECTION 2.3 Charter Documents. Certified copies of the Articles of Incorporation and By-laws of SKM, as amended to date, the Articles of Incorporation of HQS and the By-laws of HQS have been delivered to PAL prior to the Closing and are true, correct and complete copies thereof.

         SECTION 2.4 Corporate Documents. The SKM shareholders' list as set forth on Schedule 2.4 and corporate minute books are complete and accurate as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meetings or the written consents of shareholders and directors.

         SECTION 2.5 Financial Statements.

                  (a) SKM's audited financial statements for the years ended December 31, 1999, 2000 and 2001, and unaudited financial statements for the quarters ended March 31, 2002 and June 30, 2002 (the audited and unaudited financial statements together, the "SKM Financial Statements"), copies of which have been delivered to PAL, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis for the period covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the consolidated financial condition of SKM, and results of its operations for the periods covered thereby. SKM maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference. SKM has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained books and records. Except as otherwise disclosed to PAL in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of SKM taken as a whole from that reflected in the financial statements referred to in this
Section 2.5(a).

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                  (b) SEC Documents. SKM has furnished PAL with a true and
complete copy of each report, schedule, registration statement and definitive proxy statement filed by SKM with the SEC since August 31, 1999 and all correspondence from the Securities and Exchange Commission and any blue sky administrator with respect thereto (as such documents have since the time of their filing been amended, the "SKM SEC Documents") and since that date SKM has filed with the SEC all documents required to be filed pursuant to Section 15(d) of the Exchange Act, including but not limited to, a statement of beneficial ownership on the appropriate form, by each person known by SKM to beneficially own more than five percent (5%) of the issued and outstanding Common Stock of SKM and an Information Statement under Rule 14f-1 of the SEC describing the change of the Board of Directors of SKM contemplated hereby. As of their respective dates, the SKM SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SKM SEC Documents, and none of the SKM SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SKM included in the SKM SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, are accurate, complete and in accordance with the books and records of SKM and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of SKM as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         SECTION 2.6 Absence of Certain Changes or Events. Since the date of the latest SKM financial statement and except as disclosed on Schedule 2.6, neither SKM nor HQS have (i) issued or sold any promissory note, stock, bond, option or other security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stockholders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock,
(vii) amended its Articles of Incorporation or By-Laws, (viii) acquired any equity interest in any other Person, or (ix) entered into any agreement or transaction except in connection with the execution and performance of this Agreement, and SKM nor HQS have not entered into any Agreement to do any of the foregoing actions described in this Section 2.6.

         SECTION 2.7 Assets and Liabilities. SKM and HQS have no assets. As of the date hereof, neither SKM nor HQS have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the SKM Financial Statements. HQS has no assets and no liabilities.

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         SECTION 2.8 Tax Returns and Payments. All tax returns of SKM (Federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed and are complete and accurate in all respects. SKM has paid all taxes due on said returns, any assessments made against SKM and all other taxes, fees and similar charges imposed on SKM by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges. SKM does not know of (i) any other tax returns or reports which are required to be filed which have not been so filed and (ii) any unpaid assessment for additional taxes for any fiscal period or any basis thereof. HQS which was formed on October 15, 2002 has not filed, and has not yet been required to file any tax returns.

         SECTION 2.9 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications, waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by SKM and HQS or the consummation by them of the transactions contemplated hereby.

         SECTION 2.10 Compliance with Law and Government Regulations. SKM and HQS are in compliance with, and are not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting SKM, HQS or any of their properties or the operation of its businesses. SKM and HQS are not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         SECTION 2.11 Litigation. There is no litigation, arbitration, proceeding or investigation pending, or to the Knowledge of SKM, HQS or the Principal Stockholders, threatened or anticipated to which SKM or HQS is a party or which may result in any material change in the business or condition, financial or otherwise, of SKM or HQS or in any of their properties or assets, or which might result in any liability on the part of SKM or HQS, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the Knowledge of SKM, HQS or the Principal Stockholders, there is no basis for any such litigation, arbitration, proceeding or investigation. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting SKM or HQS or any of their assets. All references to the "Knowledge" in this Agreement shall mean the actual knowledge of such party or the knowledge that such party could reasonably be expected to have, after reasonable investigation and due diligence.

         SECTION 2.12 Intellectual Property.

                  (a) SKM and HQS do not use any patents, trade mark, service mark, trade name, or copyright in its business, nor does it own any patents, trade marks, trade mark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any patents trademark, trade mark registration or application, service mark, trade

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name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the business of SKM or HQS.

                  (b) Neither SKM nor HQS have knowledge of any facts and nothing has come to their attention that would lead it to believe that either has infringed or misappropriated or is infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of SKM or HQS is threatened.

         SECTION 2.13 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of SKM or HQS is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby with the exception of the necessary corporate filings with the States of Nevada and Florida relating to the proposed exchange of shares.

         SECTION 2.14 Authority. SKM, HQS and the Principal Stockholders have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, and have taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. This Agreement upon its execution and delivery, is the legal, valid and binding obligation of SKM, HQS and the Principal Stockholders, enforceable against SKM, HQS and the Principal Stockholders, in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         SECTION 2.15 No Disqualifying Orders. None of SKM, HQS or the Principal Stockholders or any of their respective affiliates, directors, officers or principals is subject to any disqualifying order under the "Bad Boy" provisions of the federal or any state's securities law. As used herein, "Bad Boy" provisions include Rule 262 of Regulation A, Rule 507 of Regulation D and other similar disqualifying provisions of federal and state securities laws.

         SECTION 2.16 Real Property. Neither SKM nor HQS own or lease any real property.

         SECTION 2.17 Contracts.

                  (b) Neither SKM or HQS is a party to:

                      (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

                      (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

                      (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

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                      (iv) any agreement (or group of related agreements) under
which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations);

                      (v) any agreement for the disposition of any significant portion of the assets or business of SKM or any agreement for the purchase by SKM or HQS of the assets or business of any other entity;

                      (vi) any agreement concerning confidentiality or noncompetition;

                      (vii) any employment or consulting agreement;

                      (viii) any agreement involving any current or former officer, director or stockholder of SKM or HQS or an affiliate thereof;

                      (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on SKM or HQS;

                      (x) any agreement which contains any provisions requiring SKM or HQS to indemnify any other party;

                      (xi) any other agreement.

                  (c) SKM has delivered to PAL a complete and accurate copy of each agreement listed in Schedule 2.17. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither SKM or HQS, nor, to the knowledge of SKM or HQS, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of SKM or HQS, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by SKM or HQS or, to the knowledge of SKM or HQS, any other party under such agreement.

           SECTION 2.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of SKM or HQS.

           SECTION 2.19 Insurance. Schedule 2.19 lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which SKM or HQS is a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of SKM or HQS, respectively. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, SKM or HQS may not be liable for retroactive premiums or similar payments, and SKM and HQS is otherwise in compliance in all material respects with the terms of such policies. Neither SKM nor HQS has knowledge of any threatened

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termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         SECTION 2.20 Employee Benefits. Neither SKM nor HQS sponsors or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, which may have an adverse effect on the condition, financial or otherwise, of SKM or HQS.

         SECTION 2.21 Permits. SKM and HQS have all Permits that are or will be legally required to enable it to conduct its business in all material respects as now conducted.

         SECTION 2.22 No Conflict or Violation; Consent. None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by SKM, HQS or any Principal Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of SKM, HQS or any Principal Stockholder, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its respective assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or the arrangement to which SKM, HQS or any Principal Stockholder is a party or by which SKM, HQS or any Principal Stockholder is bound or to which any of its respective assets are subject, (c) violate any applicable regulation or court order or (d) impose any encumbrance on any assets. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Person (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by SKM, HQS or any Principal Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

         SECTION 2.23 Full Disclosure. None of the representations and warranties made by SKM, HQS or any Principal Stockholders herein, or in any exhibit, certificate or memorandum furnished or to be furnished by SKM, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading. The information with respect to SKM or HQS which is to be included in any information statement or proxy statement to be sent to the shareholders of SKM will not contain any untrue statement of material fact, or omit to state any material fact necessary to make the statement or fact contained herein not misleading.

         SECTION 2.24 Transactions with Affiliates. No director or officer of SKM, HQS or any Principal Stockholders or any member of his or her immediate family, is a party to any contract or other business arrangement or relationship of any kind with SKM, HQS or the Principal Stockholders, or has an ownership

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interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with SKM, HQS or any Principal Stockholders.

         SECTION 2.25  Environmental Matters.

                  (d) SKM and HQS are in compliance with all Environmental Laws (as defined below);

                  (e) Neither SKM nor HQS has knowledge of an existing or potential Environmental Claim (as defined below), nor has SKM, HQS or any Principal Stockholder received any notification or knowledge of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any disposal, release, or threatened release at any location of any Hazardous Substance (as defined below) stored, generated or transported by SKM or HQS;

                  (f) (A) no underground tank or other underground storage receptacle for Hazardous Substance has leaked from any underground tank or related piping at any time; and (B) there have been no releases of Hazardous Substances by SKM or HQS on, upon or into any properties of SKM or any of its predecessors or HQS;

                  (g) There has never been any PCBs or asbestos located at or on any owned or leased property by SKM or any of its predecessors or HQS;

                  (h) No environmental lien has ever been attached to any real property owned or leased by SKM or any of its predecessors or HQS;

                  (i) Definitions.

                      (i) For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated, or entered pursuant thereto, relating to pollution or protection of the environment (including without limitation ambient air, surface water, ground water, land surface, or subsurface strata), including without limitation (x) laws relating to emissions, discharges, releases or threatened releases, or threatened releases of pollutants, contaminants, chemicals, materials, wastes or other substances into the environment and (y) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances.

                      (ii) For purposes of this Agreement, "Environmental Claims" shall mean all accusations, allegations, notice of violations, liens, claims, demands, suits or causes of action or any damage, including without limitation, personal injury, property damage (including any depreciation of property values), lost use of property, or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws.

                      (iii) For purposes of this Agreement, "Environmental Conditions" shall mean the state of environment, including natural resources (e.g. flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injection, escaping, leaching, disposal, dumping, or threatened release of Hazardous Substances by any Consolidated Entity or its predecessors or such predecessors in interest, agents, representatives, employees, or independent contracts.

                      (iv) For purposes of this Agreement, "Hazardous Substances" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, or otherwise hazardous substances or materials (whether solids, liquids or gases), including but not limited to any substances, materials, or wastes subject to regulation, control, or remediation under Environmental Laws.

                                  ARTICLE III

                            COVENANTS OF SKM, HQS AND
                           THE PRINCIPAL STOCKHOLDERS

         SECTION 3.1 Conduct Prior to the Closing. Between the date hereof and the Closing, other than actions or transactions referred to herein:

                  (a) SKM and HQS will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of PAL;

                  (b) SKM and HQS will not pay, incur or declare any dividends or distributions with respect to their capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of PAL;

                  (c) SKM and HQS will not authorize, issue, sell, purchase or redeem any shares of their capital stock or any options or other rights to acquire their capital stock, without the prior written consent of PAL;

                  (d) SKM and HQS will comply with all requirements which federal or state law may impose on them with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to PAL in connection with any such requirements imposed upon the parties hereto in connection therewith;

                  (e) SKM and HQS will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of their properties or assets, acquire or dispose of fixed assets change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the prior written consent of PAL;

                  (f) SKM and HQS will not make any investment of capital nature either buy purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                  (g) SKM and HQS will not enter into any contract whatsoever, including any employment contract or any other compensation arrangement;

                  (h) SKM and HQS will not do any other act which would cause representation or warranty of SKM and HQS in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

                  (i) None of SKM, HQS or any Principal Stockholder shall directly or indirectly (a) solicit any inquiry or proposals or enter into or continue any discussions, negotiation or agreements relating to (i) the sale or exchange of SKM or HQS's capital stock, (ii) the merger of SKM or HQS with any Person other than PAL, or (b) provide any assistance or any information to other otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction;

                  (j) SKM and HQS shall grant to PAL and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all of its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to PAL and such representatives all information relating to SKM or HQS as PAL may reasonably request, and shall extend to PAL the opportunity to meet with SKM's accountants and attorneys to discuss the financial condition of SKM or HQS; and

                  (k) Except for the transactions contemplated by this Agreement, SKM and HQS will conduct their business in the normal course consistent with post practices, and shall not sell, pledge or assign any of their assets without the prior written consent of PAL.

         SECTION 3.2 Affirmative Covenants. Prior to Closing, SKM and HQS will do the following:

                  (a) Use their best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

                  (b) Promptly notify PAL in writing of any material adverse change in the financial condition, business, operations or key personnel of SKM or HQS, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;

                  (c) Use their best efforts to satisfy all consents of or notices to its shareholders under federal and state securities laws and state corporate law; and

                  (d) Obtain the written resignations of the existing officers and directors of SKM, and nominate a new Board of Directors, whose nominees are listed in Section 1.5(d), which nominations shall be effective 10 days after complying with the requirements of Rule 14f-1 of the Exchange Act, in accordance with Section 1.5(d).

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                       PAL

         PAL hereby represents, warrants and agrees to the best of its knowledge that:

         SECTION 4.1 Organization of PAL. PAL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified or will become duly qualified and in good standing in every jurisdiction in which such qualification is necessary.
Schedule 4.1 contains a complete and accurate list for PAL of its jurisdiction of incorporation and other jurisdictions in which it is qualified to do business. There are no corporations or other entities with respect to which (i) PAL owns any of the outstanding stock or other interests, or (ii) PAL may be deemed to be in control.

         SECTION 4.2 Capitalization of PAL.

                  (a) As of the date hereof, PAL has issued and outstanding 2,872,221 Membership Units. All such PAL Membership Units of PAL currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. Other than the options listed in Schedule 4.2(a) hereto, there are no outstanding options, warrants, rights, calls, commitments or agreements of any character obligating PAL to issue any shares of its capital stock or other securities or any security representing the right to purchase or otherwise receive any such stock or other securities. Schedule 4.2(a) sets forth the name of each holder of Membership Units in PAL, as well as the number of Membership Units in PAL held by each such holder as of the Effective Date.

                  (b) Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any person to cause any redemption of PAL Membership Units or the merger or consolidation of PAL with or into any other entity.

                  (c) There are no agreements among Members of PAL, or otherwise, voting trusts, proxies or other agreements or understanding of any character, whether written or oral, with respect to or concerning the purchase, sale, transfer or voting of the PAL Membership Units or any other security of PAL, except as set forth in Schedule 4.2(c).

                  (d) PAL does not have any legal obligations, absolute or contingent, to any other person or entity to sell the assets or to sell any capital stock or any other security of PAL or to effect any merger, consolidation or other reorganization of PAL or to enter into any agreement with respect thereto, except pursuant to this Agreement.

         SECTION 4.3 Charter Documents. Complete and correct copies of the Articles of Organization and First Amended and Restated Limited Liability Company Agreement of PAL have been delivered to SKM.

         SECTION 4.4 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by PAL or the consummation by it of the transactions contemplated hereby and appropriate corporate filings shall have been made in the State of Florida, as required.

         SECTION 4.5 Compliance with Law and Government Regulations. PAL is, to the best of its knowledge, in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standard affecting its properties and operations, imposed by the United States of America or any state to which PAL is subject, the failure to comply with which would, either individually or in the aggregate, have a material adverse effect on the business, finances or prospects of PAL.

         SECTION 4.6 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which PAL is a party or which may result in any material change in the business of condition, financial or otherwise, of PAL or in any of its properties or assets, or which might result in any liability on the part of PAL, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of PAL, there is no basis for any such litigation, arbitration, proceeding or investigation except as otherwise set forth in Schedule 4.6.

         SECTION 4.7 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of PAL is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated other than filing the Agreement together with Articles of Merger with the State of Florida.

         SECTION 4.8 Authority. PAL and its Manager have approved this Agreement and duly authorized the execution hereof. The Manager has full power, authority and legal right to enter into this Agreement on behalf of PAL and its Members and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by PAL with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PAL under, any of the terms, conditions or provisions of the Articles of Organization of PAL, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which PAL is a party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PAL or any of its properties or assets.

         SECTION 4.9 No Disqualifying Orders. Neither PAL nor any of its affiliates, directors or officers is subject to any disqualifying order under the "Bad Boy" provisions of the federal or any state's securities law which are defined in Section 2.16.

         SECTION 4.10 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of PAL.

         SECTION 4.11 Permits. PAL has all Permits that are or will be legally required to enable it to conduct its business in all material respects as now conducted.

         SECTION 4.12 No Conflict or Violation; Consent. None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by PAL with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of PAL, any of its subsidiaries, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of , or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any encumbrance upon any of its respective assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or the arrangement to which PAL is a party or by which PAL is bound or to which any of its respective assets are subject, (c) violate any applicable regulation or court order or (d) impose any encumbrance on any assets. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Person (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by PAL in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.13 Full Disclosure. None of the representations and warranties made by PAL herein, or in any exhibit, certificate or memorandum furnished or to be furnished by, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE V

                                COVENANTS OF PAL

         SECTION 5.1 Conduct Prior to the Closing. Between the date hereof and the Closing:

                  (a) PAL will not pay, incur or declare any dividends or distributions with respect to its Membership Interests or amend its Articles of Organization, without the prior written consent of SKM;

                  (b) PAL will not authorize, issue, sell, purchase, or redeem any units of ownership or any options or other rights to acquire ownership interests without the prior written consent of SKM;

                  (c) PAL will not do any other act which would cause representation or warranty of PAL in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

                  (d) PAL shall not directly or indirectly (a) solicit any inquiry or proposals or enter into or continue any discussions, negotiation or agreements relating to (i) the sale or exchange of PAL's Membership Interests
(ii) the merger of PAL with any Person other than SKM or (b) provide any assistance or any information to other otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction;

                  (e) PAL will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to SKM in connection with any such requirements imposed upon the parties hereto in connection therewith; and

                  (f) PAL shall grant to SKM and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to SKM and such representatives all information relating to PAL as SKM may reasonably request, and shall extend to SKM the opportunity to meet with PAL's accountants and attorneys to discuss the financial condition of PAL.

         SECTION 5.2 Affirmative Covenants. Prior to Closing, PAL will do the following:

                  (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement; and

                  (b) Promptly notify SKM in writing of any material adverse change in the financial condition, business, operations or key personnel of PAL, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Expenses. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. If the Merger is consummated, the reasonable costs and expenses of Adorno & Yoss, P.A. shall be payable by SKM at the Closing or immediately following the Closing upon receipt by SKM of wire instructions and proper documentation.

         SECTION 6.2 Brokers and Finders. Except as set forth in Schedule 6.2, each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

         SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper managers, officers and/or directors of SKM, HQS or PAL, as the case may be, shall take all such necessary action.

         SECTION 6.4 Indemnification.

                  (a) General.

                      (i) Subsequent to the Closing, SKM and the Principal Stockholders shall, jointly and severally, indemnify PAL, and each of the PAL Members ("PAL Indemnified Parties") against, and hold each of the PAL Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense of SKM, HQS or the PAL Indemnified Parties, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value of SKM or HQS, response action, removal action or remedial action (collectively "Damages") incurred by SKM, HQS or any such PAL Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of SKM, HQS or the Principal Stockholders contained in this Agreement or any schedule hereto or in any certificate or instrument of conveyance delivered by or on behalf of SKM, HQS or the Principal Stockholders pursuant to this Agreement or in connection with the transaction contemplated hereby.

                      (ii) Subsequent to the Closing, PAL shall indemnify SKM and its officers and directors, in their capacity as such ("SKM Indemnified Parties"), against, and hold each of the SKM Indemnified Parties harmless from, any Damages incurred by such SKM Indemnified Party, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of PAL contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of PAL pursuant to this Agreement or in connection with the transactions contemplated hereby.

         The term "Damages" as used in this Section 6.4 is not limited to matters asserted by third parties against PAL Indemnified Parties or SKM Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

                  (b) Procedure for Claims.

                  (c) If a claim for Damages (a "Claim") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party"), subject to clause (ii) below, shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 6.4. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 6.4, the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one ore more legal defenses available such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 6.4 within 10 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall upon delivering notice to such effect to the Indemnifying Party have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third- Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 6.4 and for any final judgment (subject to any right of appeal), and the Indemnifying party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.
                                       20

                      (i) Notwithstanding clause (i) above, in the event that the Indemnified Party is an SKM Indemnified Party, any Claim Notice election or other notification or correspondence required pursuant to such clause (i) shall be valid if it is delivered to Russell Smith_ (the "Stockholder Representative"). Each Principal Stockholder hereby irrevocably appoints the Stockholder Representative as its agent and attorney-in-fact with respect to the matters set forth in this Section 6.4, and hereby irrevocably grants to the Stockholder Representative the authority to administer Claims on behalf of such Stockholder, to exercise such other rights and powers as are set forth in this Agreement and to enter into, and to bind such Stockholder with respect to, the settlement of any such Claim. Each PAL Indemnified Party shall be entitled to rely on the agreements and representations of, and notices and other correspondence from, the Stockholder Representative as such agent and attorney-in-fact in connection with any Claim by or against any Stockholder pursuant to this Section 6.4.

                  (d) No Right of Contribution. After the Closing, the Principal Stockholders shall not have any right of contribution against the Surviving Corporation for any breach of any representation, warranty, covenant or agreement of SKM or HQS. PAL and SKM shall be entitled to specific performance and injunctive relief, without posting bond or other security, for the purpose of asserting their respective rights under this Section 6.4. The remedies described in this Section 6.4 shall be in addition to, and not in lieu of, and any other remedies at law or in equity that the parties may elect to pursue.

                  (e) Escrow of SKM Common Stock held by Principal Stockholders. Immediately prior to the Closing, the Principal Stockholders shall deposit into escrow with Boylan, Brown, Code, Vigdor & Wilson, LLP, as escrow agent (the "Escrow Agent"), 500,000 shares of SKM Common Stock (the "Escrow Shares"), in accordance with the Escrow Agreement substantially in the form attached hereto as Exhibit 6.5. The Escrow Shares shall be released from escrow only in accordance with the Escrow Agreement.

                                  ARTICLE VII

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

         The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

         SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

         SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been terminated pursuant to
Article X hereof.

         SECTION 7.3 Required Approvals. SKM, HQS and PAL shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by SKM, HQS and PAL of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and SKM, HQS and PAL shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

SECTION 7.4 "Blue Sky" Compliance. There shall have been obtained any and all permits, approvals and consents of the appropriate state securities commissions of any jurisdictions, and of any other governmental body or agency, which counsel for SKM or PAL may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                                  ARTICLE VIII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                     SKM, HQS AND THE PRINCIPAL STOCKHOLDERS

         All obligations of SKM, HQS and the Principal Stockholders under this Agreement are subject to the fulfillment and satisfaction by PAL prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by SKM.

         SECTION 8.1 Representations and Warranties True at Closing. All representations and warranties of PAL contained in this Agreement will be true and correct at and as of the time of the Closing, and PAL shall have delivered to SKM a Manager's Certificate, dated the Closing Date, to such effect and in the form and substance satisfactory to SKM.

         SECTION 8.2 Performance. The obligations of PAL to be performed on or before the Closing pursuant to the terms of this Agreement shall be duly performed at such time, and PAL shall have delivered to SKM a Manager's Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to SKM.

         SECTION 8.3 Authority. All action required to be taken by, or on the part of PAL to authorize the execution, delivery and performance of this Agreement by PAL and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

         SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of PAL or any event or condition of any character adversely affecting PAL, and PAL shall have delivered to SKM, a Manager's Certificate, dated the Closing Date, to such effect and in form and substance satisfactory to SKM.

         SECTION 8.5 Closing Documents. PAL shall have delivered to SKM the documents and other items described in Section 10.2 and such other documents and items as SKM shall reasonably request.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PAL

         All obligations of PAL under this Agreement are subject to the fulfillment and satisfaction by SKM, HQS and the Principal Stockholders prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by PAL.

         SECTION 9.1 Representations and Warranties True at Closing. All representations and warranties of SKM, HQS and the Principal Stockholders contained in this Agreement will be true and correct at and as of the time of the Closing, and SKM, HQS and the Principal Stockholders shall have delivered to PAL an Officer's Certificate (with respect to SKM and HQS) and a Principal Stockholders' Certificate (with respect to the Principal Stockholders), each dated the Closing Date, to such effect and in the form and substance satisfactory to PAL.

         SECTION 9.2 Performance. The obligations of SKM, HQS and the Principal Stockholders to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and SKM, HQS and the Principal Stockholders shall have delivered to PAL an Officer's Certificate (with respect to SKM and HQS) and a Principal Stockholders' Certificate (with respect to the Principal Stockholders), each dated as of the Closing Date, to such effect and in form and substance satisfactory to PAL.

         SECTION 9.3 Authority. All action required to be taken by, or on the part of SKM and HQS to authorize the execution, delivery and performance of this Agreement by SKM and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

         SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of SKM or HQS or any event or condition of any character adversely affecting SKM or HQS, and each of SKM and HQS shall have delivered to PAL, Officer's Certificates, dated the Closing Date, to such effect and in form and substance satisfactory to PAL.

         SECTION 9.5 Resignations. The current directors and officers of SKM shall have submitted their resignations as directors and officers of SKM effective as of the Closing of this Agreement.

         SECTION 9.6 No Claims. No stockholder of SKM or its predecessor shall have notified SKM or its predecessor of their intent to seek or demand for dissenter's appraisal rights in respect of any transaction nor shall any such stockholder have instituted any action therefor.

         SECTION 9.6 Opinion of Counsel. SKM shall deliver to PAL and the Members opinions of Boylan, Brown, Code, Vigdor & Wilson, LLP and Mont E. Banner, Esq., legal counsel to SKM, in form and content acceptable to PAL.

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
         SECTION 9.7 Closing Documents. SKM and the Principal Stockholders, as the case may be, shall have delivered to PAL the documents and other items described in Section 10.1 and such other documents and items as PAL may reasonably require.

         SECTION 9.8 Exemption Under Federal and State Securities Laws. The issuance of shares of SKM in the Merger shall not violate any federal or state securities laws.

         SECTION 9.9 Completion of PAL Diligence. PAL shall have completed its business and legal due diligence to its satisfaction, in its sole judgment.

         SECTION 9.10 Required Approval. SKM and HQS shall have taken all actions related to the due authorization of the Merger as may be required under the federal and state law, including the DGCL and federal securities laws.

         SECTION 9.11 Board of Directors Approvals. The Merger shall have been approved by appropriate action of the Board of Directors of SKM and HQS.

         SECTION 9.12 Closing of SVCH Transaction. The SVCH Transaction (as hereinafter defined) shall have closed.

                                   ARTICLE X

                                     CLOSING

                              On the Closing Date:

         SECTION 10.1 Deliveries by SKM. SKM shall deliver (or cause to be delivered) to PAL:

                  (a) any consents required to be obtained by SKM, HQS and the Principal Stockholders;

                  (b) SKM and HQS shall deliver an Officer's Certificate as described in Sections 9.1, 9.2 and 9.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by SKM and HQS are true and correct as of, or have been fully performed and complied with by the Closing Date and that there have been no adverse changes in each respective entity's business;

                  (c) all SKM and HQS company books and records;

                  (d) an opinion of Boylan, Brown, Code, Vigdor & Wilson, LLP, legal counsel to SKM dated as of the Closing Date, in a form reasonably satisfactory to PAL, addressed to PAL and the Members;

                  (e) certificates for the Merger Shares to be issued to the PAL stockholders in accordance with Section 1.2;

                  (f) evidence that this Agreement and the transactions contemplated hereby have been approved by the board of SKM and HQS;

                  (g) certificates of good standing from: (i) in respect of SKM, Nevada and any other state in which SKM is required to be qualified to do business; and (ii) in respect of HQS, Florida and any other state in which HQS is required to be qualified to do business;

                  (h) a Secretary's Certificate of SKM, in form and substance satisfactory to PAL, attaching thereto the current Articles of Incorporation of SKM, By-Laws of SKM and meeting minutes from all Board and shareholder meetings since inception, and verifying that no other director or stockholder minutes exist and no other director or stockholder meetings took place;

                  (i) a Secretary's Certificate of HQS, in form and substance satisfactory to PAL, attaching thereto the current Articles of Incorporation of HQS, By-Laws of HQS and meeting minutes from all Board and shareholder meetings since inception, and verifying that no other director or stockholder minutes exist and no other director or stockholder meetings took place;

                  (j) certificates representing 500,000 shares of SKM Common Stock to be placed in escrow pursuant to Section 6.5, and pursuant to the terms of the Escrow Agreement; and

                  (k) the Registration Rights Agreement dated as of the date of Closing, duly executed by SKM;

                  (l) the Escrow Agreement, dated as of the date of Closing, duly executed and delivered by all parties thereto other than SVCH; and

                  (m) such other documents and certificates duly executed as may reasonably be requested by PAL prior to the Closing Date.

         SECTION 10.2 Delivered by PAL. PAL shall deliver to SKM:

                  (a) any consents required to be obtained by PAL;

                  (b) a Manager's Certificate as described in Section 8.1, 8.2 and .4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by PAL are true and correct as of, or have been, fully performed and complied with by the Closing Date;

                  (c) certificates representing the Membership Interests to be surrendered by the PAL Members;

                  (d) the Lock Up Agreements dated as of the date hereof, duly executed by each of the Members, other than SVCH; and

                  (e) such other documents and certificates duly executed as may reasonably be requested by SKM prior to the Closing Date.

         SECTION 10.3 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

                  (a) By mutual agreement of the parties hereto at any time prior to the Closing;

                  (b) By the Board of Directors of HQS at any time prior to the Closing, if:

                      (i) a condition to performance by HQS under this Agreement or a covenant of PAL contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

                      (ii) a material default or breach of this Agreement shall be made by PAL;

                  (c) By PAL at any time prior to the Closing, if:

                      (i) a condition to PAL's performance under this Agreement or a covenant of SKM, HQS or the Principal Stockholders contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

                      (ii) a material default or breach of this Agreement shall be made by SKM, HQS or a Principal Stockholder; or

                  (d) By either party if it notifies the other that it is not satisfied with its due diligence review.

         SECTION 10.4 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Section 11.1 and Section 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination pursuant to Section 10.3(b)(ii) or 10.3(c)(ii) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief.

                                   ARTICLE XI

                                  MISCELLANEOUS


         SECTION 11.1 Cost and Expenses. In the event of any termination of this Agreement pursuant to Section 10.3, SKM and PAL will each bear their own respective expenses.

         SECTION 11.2 Extension of time; Waivers. At any time prior to the
Closing:

                  (a) SKM may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of PAL, (ii) waive any inaccuracies in the representations and warranties of PAL contained herein or in any documents delivered pursuant hereto by PAL, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by PAL. Any agreement on the part of SKM to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of SKM and shall only be effective in the specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

                  (b) PAL may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of SKM, HQS or the Principal Stockholders, (ii) waive any inaccuracies in the representations and warranties of SKM, HQS or any Principal Stockholder contained herein or in any documents delivered pursuant hereto by same and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by SKM, HQS or the Principal Stockholders. Any agreement on the part of PAL to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of PAL and shall only be effective in the specific instance. No waiver or any condition or provision shall be deemed to be a subsequent waiver of such condition or provision or a waiver of any condition or provision other than the one specifically waived.

         SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be in writing and given by Certified or Registered Mail, Fedex or by facsimile, addressed as follows:

                  PROVIDER ACQUISITION, LLC
                  201 South Biscayne Boulevard, Suite 1200
                  Miami, Florida 33133
                  Attention: Danny Bogar, Manager
                  Telephone: 305-579-0909
                  Facsimile: 305-960-8535

         With a Copy To:

                  ADORNO & YOSS, P.A.
                  2601 S. Bayshore Drive, Suite 1600
                  Miami, Florida 33133
                  Attention:  Seth P. Joseph, Esq.
                  Telephone: 305-860-7363
                  Facsimile: 305-858-4777

                  SILVER KEY MINING COMPANY, INC. AND
                  HEALTHCARE QUALITY SOLUTIONS, INC.
                  56 West 400 South, Suite 220
                  Salt Lake City, Utah 84101
                  Atttn: President
                  Phone: 801-322-3401
                  Fax: 801-595-0967

         With a Copy To:

                  Boylan, Brown, Code, Vigdor & WILSON, LLP
                  2400 Chase Square
                  Rochester, New York 14604
                  Attn: Melissa Mahler, Esq.
                  Phone: 585-232-5300
                  Fax: 585-232-3528

         If to the Principal Stockholders, to the addresses provided on the signature pages hereof.

         Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

         SECTION 11.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         SECTION 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

         SECTION 11.6 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

         SECTION 11.7 Headings. The "Article" and "Section" headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

         SECTION 11.8 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the Merger Shares issued hereunder at the Closing, for a period of two years from the Closing regardless of any investigation made by or on behalf of any of the parties hereto.

         SECTION 11.9 Assignability. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of the other parties.

         SECTION 11.10 Amendment. This Agreement may be amended with the approval of the Boards of Directors of SKM and the Manager of PAL at any time prior to the Effective Time, but no amendment shall be made which substantially and adversely changes the terms hereof after the PAL Members have approved this Agreement. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

         SECTION 11.11 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Florida except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         SECTION 11.12 Submission to Jurisdiction. Each party hereto (a) submits to the jurisdiction of any state or federal court sitting in the State of Florida, County of Miami-Dade, in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.3, provided that nothing in this Section 12.12 shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

         SECTION 11.13 Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date.

         SECTION 11.14 Definitions.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute or treaty.

         "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or order of, or filing with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the business or ownership of the assets of such person.

         "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

         "SVCH Transaction" means that certain private equity financing pursuant to which, simultaneously with the Closing, Stanford Venture Capital Holdings, Inc. ("SVCH") shall purchase the Series A Preferred Stock and Warrants of SKM upon terms and conditions as set forth in that certain Securities Purchase Agreement by and between SKM and SVCH of even date herewith.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.


PROVIDER ACQUISITION, LLC


By: /s/ Daniel T. Bogar
   ----------------------------
         Manager

SILVER KEY MINING COMPANY,  INC.               Attest:


By: /s/ J. Rockwell Smith
   ----------------------------                _____________________________
         President                             Secretary

HEALTHCARE QUALITY SOLUTIONS, INC.             Attest:


By:/s/ B.M. Milvain
   ----------------------------                _____________________________
            President                          Secretary

PRINCIPAL STOCKHOLDERS



/s/ Edward F. Cowle
-------------------------------
Edward F. Cowle
99 Park Avenue, Suite 2230
New York, NY  10016
Phone: 212-557-4005
Fax: 212-867-6908


/s/ H. Deworth Williams
-------------------------------
H. Deworth Williams
56 West 400 South Suite 220
Salt Lake City, Utah 84101
Phone: 801-322-3401
Fax: 801-595-0967

/s/ Ronald Rasmussen
-------------------------------
Name: Ronald Rasmussen
4740 East Warner Road #2
Phoenix, Arizona  85044
Phone: 480-598-3221
Fax: 801-595-0967

/s/ J. Rockwell Smith
-------------------------------
Name: J. Rockwell Smith
56 West 400 South, Suite 220
Salt Lake City, Utah  84101
Phone: 435-649-5060
Fax: 801-595-096

                                    EXHIBITS

Exhibit 1.2(b)             Lock-Up Agreement
Exhibit 6.5                Escrow Agreement


                                    SCHEDULES

Schedule 1.2               Issuance of Merger Shares
Schedule 2.1               SKM and HQS Jurisdictions
Schedule 2.2(a)            SKM Capitalization
Schedule 2.4               SKM Shareholders'List
Schedule 2.6               SKM Certain Changes or Events
Schedule 2.17              SKM Agreements
Schedule 2.19              SKM Insurance Policies
Schedule 4.1               PAL Jurisdictions
Schedule 4.2(a)            PAL Capitalization Table
Schedule 4.2(c)            Certain PAL Agreements
Schedule 4.6               PAL Litigation
Schedule 6.2               Brokerage or Commission Arrangements













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